Exhibit 3.1

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Bausch + Lomb Corporation
Corporate name / Dénomination sociale

1227928-2
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Hantz Prosper
Director / Directeur

2022-05-05
Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

Corporate name Dénomination sociale Bausch + Lomb Corporation
Corporation number Numéro de la société 1227928-2
The articles are amended as follows Les statuts sont modifiés de la façon suivante

The corporation changes the minimum and/or maximum number of directors to:

Les nombres minimal et/ou maximal d’administrateurs sont modifiés pour:

Min. 3                             Max. 15

The corporation makes other changes as follows:

La société apporte d’autres changements aux statuts comme suit:

See attached schedule / Voir l’annexe ci-jointe

Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Alex Matheson
Alex Matheson
908-927-1164

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

SCHEDULE

The Articles of Bausch + Lomb Corporation (the “Corporation”) are amended as follows:

1.	The provisions relating to the authorized share capital of the Corporation as provided for in the articles of the Corporation are amended as follows:

a)	by creating an unlimited number of Preferred Shares issuable in one or more series having the rights, privileges, restrictions and conditions as described in Schedule A attached hereto; and

b)

by amending the existing rights, privileges, restrictions and conditions of the Common Shares such that the Common Shares will have the rights, privileges, restrictions and conditions as described in Schedule A attached hereto.

2.	By repealing the Schedule pertaining to the Restrictions on Share Transfers set forth in Section 4 of the articles of the Corporation and replacing same by the following provision:

“None”

3.	By repealing the Schedule pertaining to Other Provisions set forth in Section 7 of the articles and replacing same with the following provision:

“The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act”

4.	By amending the minimum and maximum number of directors provided in Section 5 of the articles of the Corporation and replacing same by the following:

Minimum: 3

Maximum: 15

SCHEDULE A

AUTHORIZED SHARE CAPITAL

The shares of Bausch + Lomb Corporation (the “Corporation”) shall consist of an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series. The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are as follows:

COMMON SHARES

1.	Voting Rights

Each holder of Common Shares shall be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of shareholders of the Corporation, except meetings at which only holders of another class or of a particular series shall have the right to vote. At each such meeting, each Common Share shall entitle the holder thereof to one vote.

2.	Dividends

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive dividends and any amount payable on any distribution of assets constituting a return of capital as the board of directors of the Corporation may determine from time to time in their absolute discretion.

3.	Liquidation, Dissolution or Winding-up

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property and assets of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

PREFERRED SHARES

1.	Directors’ Authority to Issue in One or More Series

The directors of the Corporation may issue the Preferred Shares at any time and from time to time in one or more series.

2.	Terms of Each Series

Before the first shares of a particular series are issued, the board of directors of the Corporation shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation,

(a) the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) the special rights or restrictions to be attached to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(i)

the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or noncumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(ii)

the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption;

(iii)

the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future;

(ii)	the voting rights and the conversion or exchange rights (if any) and any sinking fund; and or purchase fund; and

(v)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

3.	First Shares of Each Series

Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

4.	Ranking of Preferred Shares

No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority over any other series of Preferred Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

5.	Priority

Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

6.	Class Rights and Restrictions

(a) If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Preferred Shares are not paid in full, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(b) The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by the board of directors of the Corporation as to the respective series authorized to be issued.

7.	Voting Rights

Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

8.	Conversion Right

The Preferred Shares of any series may be made convertible into or exchangeable for any other class of shares of the Corporation.

9.	Variation of Rights

The provisions attaching to the Preferred Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preferred Shares as a class.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Bausch + Lomb Corporation
Corporate name / Dénomination sociale

1227928-2
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Hantz Prosper
Director / Directeur

2022-04-28
Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act (CBCA) (s. 27 or 177)	Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

Corporate name Dénomination sociale Bausch + Lomb Corporation

Corporation number Numéro de la société 1227928-2

The articles are amended as follows Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l’annexe ci-jointe

Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Alex Matheson
Alex Matheson
908-255-2864

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Schedule / Annexe

Amendment Schedules / Annexes - Modification

The Articles of Incorporation be amended by consolidating all of the issued and outstanding common shares in the capital of the Corporation (the “Consolidation”) on the basis of 0.02459183725 post-Consolidation common shares for every 1 pre-Consolidation common shares (provided that if any shareholder would, as a result of the Consolidation, hold a fraction of a common share, then such number of common shares held by such shareholder shall be rounded down to the nearest whole share).

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Bausch + Lomb Corporation
Corporate name / Dénomination sociale

1227928-2
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards
Director / Directeur

2021-04-22
Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act (CBCA) (s. 27 or 177)	Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

Corporate name Dénomination sociale 12279282 Canada Ltd.

Corporation number Numéro de la société 1227928-2

The articles are amended as follows Les statuts sont modifiés de la façon suivante

The corporation changes its name to: La dénomination sociale est modifiée pour: Bausch + Lomb Corporation

Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Seana Carson
Seana Carson
416-278-7666

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Incorporation	Certificat de constitution
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

12279282 Canada Ltd.
Corporate name / Dénomination sociale

1227928-2
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

Raymond Edwards
Director / Directeur

2020-08-19
Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

Corporate name Dénomination sociale 12279282 Canada Ltd.

The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social BC

The classes and any maximum number of shares that the corporation is authorized to issue

Catégories et le nombre maximal d’actions que la société est autorisée à émettre

The corporation is authorized to issue an unlimited number of common shares.

Restrictions on share transfers Restrictions sur le transfert des actions See attached schedule / Voir l’annexe ci-jointe

Minimum and maximum number of directors Nombre minimal et maximal d’administrateurs Min. 1 Max. 10

Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société None

Other Provisions Autres dispositions See attached schedule / Voir l’annexe ci-jointe

Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.

Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

Bausch Health Companies Inc.	Jeremy M. Lipshy
Jeremy M. Lipshy

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3419 (2008/04)

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

As long as the Corporation is a corporation which is not a distributing corporation, no shares shall be transferred without the approval of the board of directors.

Schedule / Annexe

Other Provisions / Autres dispositions

1. As long as the Corporation is a corporation which is not a distributing corporation, the number of shareholders is limited to 50 not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

An invitation to the public to subscribe for any shares or debentures of the Corporation is prohibited.

2. Between successive annual general meetings the directors shall have the power to appoint one or more directors but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Any director so appointed shall hold office only until the next following annual general meeting of the Corporation, but shall be eligible for election at such meeting.